UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported) 6 November 2000
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

                        Air Products and Chemicals, Inc.
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               (Exact name of registrant as specified in charter)


                     Delaware                               1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
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       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
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

Item 9.  Regulation FD Disclosure
---------------------------------

     The Company is holding its regular year-end meetings with the investment community in New York, Boston and Chicago on November 6-7, 2000. The slides used in the presentation are attached.

     Among the items being discussed is a new senior executive incentive compensation plan tied to operating return on net assets, or ORONA (Slide numbers 14 and 15). Among the key points of the plan discussed were:

  o The basic principle embedded in the plan is to use performance shares to reward continuous improvement in ORONA. It is designed to be a three-year average plan with potential payouts for the initial plan in years one and two. The Company intends to have a continuum of plans in the future.

  o The plan rewards continuous improvement, and in order to achieve competitive compensation for Company executives, the plan must earn a 100% payout.

  o To earn a 100% payout, the Company's average operating return on net assets over the three-year period of time needs to improve by one-half point per year from the fiscal 2000's level of approximately 11%. It represents an average 3-year ORONA of 12%.

  o In order to achieve an exceptional payout, i.e. 200% payout at the end of year three, the average ORONA must increase by 1% per year. It represents an average 3-year ORONA of 13%.

  o If ORONA is less than 11% at the end of year three, there will be no payout.

  o These Performance Shares provide a very meaningful incentive to top managers to improve ORONA. For example, for Company's senior management the payout would represent about one-third to about one-half of their annual cash compensation.


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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     Air Products and Chemicals, Inc.
                                     ------------------------------------------
                                              (Registrant)



Dated: 6 November 2000              By:        /s/ Leo J. Daley
                                       ----------------------------------------
                                        Leo J. Daley
                                        Vice President - Finance and Controller
                                        (Chief Financial Officer)


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